Exhibit 10.1

PROMISSORY NOTE

$76,109	September 30, 2021

MySpray Therapeutics Inc. (“Maker”) promises to pay to the order of Nichol Martinuik, or his assigns, (“Holder”), the principal sum of $76,109 with no interest thereon from this date, until fully paid All unpaid principal balance of this Note shall be due and payable in full upon demand therefor by Holder.

In the event an action is instituted to enforce or interpret any of the terms of this Note including but not limited to any action or participation by Maker in, or in connection with, a case or proceeding under the Bankruptcy Code or any successor statute, each party shall bear all their own expenses incurred at, before and after trial, appeal or review whether or not taxable as costs, including, without limitation, attorney fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

All parties to this Note hereby waive presentment, dishonor, notice of dishonor, and protest. All parties hereto consent to, and Holder is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications or waivers of the time for or the terms of payment of any sum or sums due hereunder, or under any documents or instruments relating to or securing this Note, or of the performance of any covenants, conditions or agreements hereof or thereof or the taking or release of collateral securing this Note. Any such action taken by Holder shall not discharge the liability of any party to this Note. This Note may not be modified or amended in any respect except in a writing executed by the party to be charged.

This Note has been executed and delivered in Saskatchewan, Canadian and shall be governed and construed in accordance with the laws of such. Any action to enforce this Note or arising out of or related to this Note shall be heard in the Saskatchewan, Canadian courts to the exclusion of all other venues and Maker hereby irrevocably consents to personal jurisdiction in Saskatchewan, Canadian in connection with any such proceedings.

MAKER:

MYSPRAY THERAPEUTICS, INC.,

a Saskatchewan, Canadian company

/s/ Nichol Martinuik
Nichol Martinuik, President